SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549



                                    FORM 8-K
                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d) of
                         The Securities Exchange Act of 1934



                    Date of Report (date of earliest event reported):
                                 September 30, 2002



                                 XEROX CORPORATION
                 (Exact name of registrant as specified in its charter)


         New York                    1-4471                      16-0468020
      (State or other            (Commission File              (IRS Employer
       jurisdiction of            Number)                       Identification
       incorporation)                                           No.)


                                800 Long Ridge Road
                                P. O. Box 1600
                                Stamford, Connecticut 06904-1600
                 (Address of principal executive offices)(Zip Code)



                 Registrant's telephone number, including area code:
                                 (203) 968-3000



                                Not Applicable
            (Former name or former address, if changed since last report)

















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Item 5.  Other Events.

In the previously disclosed class action Berger, et al. v. RIGP, on September 30, 2002, the United States District Court for the Southern District of Illinois entered a final judgment for the plaintiffs and adopted their methodology for calculating damages. In December of 2001, the plaintiffs had submitted papers claiming $284 million pursuant to such methodology.

Registrant's Retirement Income Guarantee Plan (RIGP) will now file an appeal of the court's rulings on both liability and damages. As previously disclosed, any final judgment after appeal would be paid from RIGP assets. However, such payment may require Registrant to make additional contributions to RIGP in the future based on a potential shortfall in the plan assets available to pay other plan liabilities. RIGP denies any wrongdoing and believes it has strong arguments on appeal.

______________________________________________________________________________


                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this report to be signed on its behalf by the undersigned duly authorized.

                                        XEROX CORPORATION


                                          /s/ Martin S. Wagner
                                        __________________________________
                                        By:   Martin S. Wagner
Dated:  October 3, 2002                       Assistant Secretary






























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